Exhibit 99.1

This Statement on Form 4 is filed jointly by Vector Acquisition Partners II, L.P. and Vector Capital Partners V, Ltd. The principal business address of each of these reporting persons is One Market Street, Steuart Tower, 23rd Floor, San Francisco, CA 94105.

Name of Designated Filer: Vector Acquisition Partners II, L.P.

Date of Event Requiring Statement: April 23, 2021

Issuer Name and Ticker or Trading Symbol: Vector Acquisition Corporation II (NASDAQ: VAQC)

VECTOR ACQUISITION PARTNERS II, L.P.

By:	Vector Capital Partners V, Ltd.,
its general partner

By:	/s/ Alex Slusky
Name:	Alex Slusky
Title:	Officer

VECTOR CAPITAL PARTNERS V, LTD.

By:	/s/ Alex Slusky
Name:	Alex Slusky
Title:	Officer